Exhibit 3.1

LASALLE HOTEL PROPERTIES
FOURTH AMENDED AND RESTATED BYLAWS
(amended as of January 18, 2018)
LaSalle Hotel Properties, a real estate investment trust organized under the laws of the State of Maryland (the “Trust”), having CSC – Lawyers Incorporating Service Company as its resident agent located at 7 St. Paul Street, Suite 820, Baltimore, Maryland 21202, hereby adopts the following as the Bylaws (as the same may be amended from time to time, the “Bylaws”) of the Trust:
ARTICLE I.
OFFICES
Section 1.01. PRINCIPAL OFFICE. The principal office of the Trust shall be located at such place or places as the Trustees may designate.
Section 1.02. ADDITIONAL OFFICES. The Trust may have additional offices at such places as the Trustee may from time to time determine or the business of the Trust may require.
ARTICLE II.
MEETINGS OF SHAREHOLDERS
Section 2.01. PLACE. All meetings of shareholders shall be held at the principal office of the Trust or at such other place within the United States as shall be stated in the notice of the meeting.
Section 2.02. ANNUAL MEETING. An annual meeting of the shareholders for the election of Trustees and the transaction of any business within the powers of the Trust shall be held each year on the date and at the time and place set by the Trustees. Failure to hold an annual meeting does not invalidate the Trust’s existence or affect any otherwise valid acts of the Trust.

Section 2.03. SPECIAL MEETINGS. The Chairman of the Board or the President or one-third of the Trustees may call special meetings of the shareholders. A special meeting of shareholders shall be held on the date and at the time and place set by the Chairman of the Board, the President or the Trustees, whoever has called the meeting.
Special meetings of shareholders shall also be called by the Secretary upon the written request of the holders of shares entitled to cast not less than a majority of all the votes entitled to be cast at such meeting. Such request shall state the purpose of such meeting and the matters proposed to be acted on at such meeting. Within ten days of the receipt of such a request, the Secretary shall inform such shareholders of the reasonably estimated cost of preparing a mailing notice of the meeting (including all proxy materials that may be required in connection therewith) and, upon payment by such shareholders to the Trust of such costs, the Secretary shall, within 30 days of such payment, or such longer period as may be necessitated by compliance with any applicable statutory or regulatory requirements, give notice to each shareholder entitled to notice of the meeting.
Unless requested by shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any meeting of the shareholders held during the preceding 12 months.
Section 2.04. NOTICE. Not less than ten nor more than 90 days before each meeting of shareholders, the Secretary shall give to each shareholder entitled to vote at such meeting and to each shareholder not entitled to vote who is entitled to notice of the meeting, notice in writing or by electronic transmission stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, either by mail, by presenting it to such shareholder personally, by leaving it at his residence or usual place of business or, with respect to electronic transmission, by transmitting the notice by electronic mail to any electronic mail address of the shareholder or by any other electronic means. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at his post office address as it appears on the records of the Trust, with postage thereon prepaid.

Section 2.05. SCOPE OF NOTICE. Any business of the Trust may be transacted at an annual meeting of shareholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of shareholders except as specifically designated in the notice.
Section 2.06. ORGANIZATION. Every meeting of the shareholders shall be conducted by an individual appointed by the Board of Trustees to be chairman of the meeting, or in the absence of such appointment, by the Chairman of the Board, or, in the case of vacancy in office or absence of the Chairman of the Board, by one of the following officers present at the meeting: the Vice Chairman of the Board, if there be one, the Chief Executive Officer, if there be one, the President, the Vice Presidents, in their order of rank and seniority, or, in the absence of such officers, a chairman chosen by the shareholders entitled to cast a majority of the votes which all shareholders present in person or by proxy are entitled to cast. The Secretary, or, in his absence, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretaries, a person appointed by the chairman of the meeting shall act as Secretary.
Section 2.07. QUORUM. At any meeting of shareholders, the presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum; but this section shall not affect any requirement under any statute or the declaration of trust (“Declaration of Trust”) for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the shareholders, the shareholders entitled to vote at such meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.
Section 2.08. VOTING. Subject to the rights of the holders of any series of Preferred Shares (as defined in the Declaration of Trust) to elect additional Trustees under specified circumstances, a plurality of all the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to elect a Trustee. Each share may be voted for as many individuals as there are Trustees to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute, the Declaration of Trust or these Bylaws. Unless otherwise provided in the Declaration of Trust, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.
At any meeting of shareholders at which Trustees are elected by the shareholders in an uncontested election, any nominee for Trustee who, of the votes cast in such election with respect to such nominee, receives a greater number of votes “withheld” from his or her election than votes “for” such election shall submit to the Board of Trustees a written offer to resign from the Board of Trustees no later than two weeks after the certification by the Trust of the voting results. An uncontested election is one in which the number of individuals who have been nominated for election as a Trustee is equal to, or less than, the number of Trustees to be elected.
A Nominating and Governance Committee established by the Board of Trustees shall consider the resignation offer and, within 60 days after the certification by the Trust of the voting results, make a recommendation to the Board of Trustees concerning the acceptance or rejection of the resignation offer. In determining its recommendation to the Board of Trustees, the Nominating and Governance Committee shall consider all factors it deems relevant, which may include (i) the stated reason or reasons why shareholders cast “withheld” votes for the Trustee, (ii) the qualifications of the Trustee, and (iii) whether the Trustee’s resignation from the Board of Trustees would be in the Trust’s best interest and the best interests of the shareholders. The Nominating and Governance Committee shall also consider alternatives concerning the resignation offer as the Nominating and Governance Committee members deem appropriate, which may include (i) accepting the resignation offer, (ii) rejection of the resignation offer, and (iii) rejection of the resignation offer coupled with a commitment to seek to address the underlying cause or causes of the majority-withheld vote.
The Board of Trustees shall act on the Nominating and Governance Committee’s recommendation no later than 90 days after the certification by the Trust of the voting results. The Board of Trustees shall consider the information, factors and alternatives considered by the Nominating and Governance Committee and such additional information, factors and alternatives the Board of Trustees deems relevant.
Any Trustee who offers to resign as provided above shall not participate in the Nominating and Governance Committee’s or the Board of Trustees’ consideration of whether to accept his or her resignation offer.
If a Trustee’s resignation offer is accepted by the Board of Trustees, the Nominating and Governance Committee shall recommend to the Board of Trustees whether to fill the vacancy created by such resignation or to reduce the number of Trustees constituting the whole Board of Trustees.
If a majority of the members of the Nominating and Governance Committee were required to offer their resignations as described above, the Trustees whom the Board of Trustees has affirmatively determined to be independent in accordance with the applicable stock exchange listing standards and who were not required to offer their resignations shall appoint a special committee of the Board of Trustees to consider the resignation offers and whether to accept the resignation offers, as otherwise described above.
The Trust shall disclose publicly the Board of Trustees’ decision and an explanation of the process by which the decision was made and, if applicable, the reasons for rejecting the resignation offer, in a Current Report on Form 8-K filed with the Securities and Exchange Commission.
Section 2.09. PROXIES. A shareholder may cast the votes entitled to be cast by the shares owned of record by him either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Trust before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.
Section 2.10. VOTING OF SHARES BY CERTAIN HOLDERS. Shares of the Trust registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or trustee hereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such shares pursuant to a bylaw or a resolution of the governing board of such corporation or other entity or agreement of the partners of the partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such shares. Any trustee or other fiduciary may vote shares registered in his name as such fiduciary, either in person or by proxy.
Shares of the Trust directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.
The Trustees may adopt by resolution a procedure by which a shareholder may certify in writing to the Trust that any shares registered in the name of the shareholder are held for the account of a specified person other than the shareholder. The resolution shall set forth the class of shareholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the share transfer books, the time after the record date or closing of the share transfer books within which the certification must be received by the Trust; and any other provisions with respect to the procedure which the Trustees consider necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the shareholder of record of the specified shares in place of the shareholder who makes the certification.
Notwithstanding any other provision contained in the Declaration of Trust or these Bylaws, Title 3, Subtitle 7 of the Corporations and Associations Article of the Annotated Code of Maryland (or any successor statute) shall not apply to any acquisition by any person of shares of beneficial interest of the Trust. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

Section 2.11. INSPECTORS. At any meeting of shareholders, the chairman of the meeting may appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting based upon their determination of the validity and effect of proxies, count all votes, report the results and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.
Each report of an inspector shall be in writing and signed by him or her or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.
Section 2.12. REPORTS TO SHAREHOLDERS. The Trustees shall submit to the shareholders at or before the annual meeting of shareholders a report of the business and operations of the Trust during the prior fiscal year, containing a balance sheet and a statement of income and surplus of the Trust, accompanied by the certification of an independent certified public accountant, and such further information as the Trustees may determine is required pursuant to any law or regulation to which the Trust is subject.
Within the earlier of 20 days after the annual meeting of shareholders or 120 days after the end of the fiscal year of the Trust, the Trustees shall place the annual report on file at the principal office of the Trust and with any governmental agencies as may be required by law and as the Trustees may deem appropriate.
Section 2.13. NOMINATIONS AND PROPOSALS BY SHAREHOLDERS.

(a)	Annual Meetings of Shareholders.
(1)Nominations of persons for election to the Board of Trustees and the proposal of other business to be considered by the shareholders may be made at an annual meeting of shareholders (i) pursuant to the Trust’s notice of meeting, (ii) by or at the direction of the Trustees or (iii) by any shareholder of the Trust who was a shareholder of record at the record date set by the Board of Trustees for the purpose of determining shareholders entitled to vote at the annual meeting, at the time of giving of notice by the shareholder as provided for in this Section 2.13(a) and at the time of the annual meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of Trustees or on the proposal of other business, as the case may be, and who has complied with the notice procedures set forth in this Section 2.13(a).
(2)For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph (a)(1) of this Section 2.13, the shareholder must have given timely notice thereof in writing to the Secretary of the Trust and such other business must otherwise be a proper matter for action by shareholders. To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Trust not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the date of the preceding year’s annual meeting of shareholders; provided, however, that in the event that the date of the annual meeting of shareholders is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, in order for notice by the shareholder to be timely, such notice must be so delivered not earlier than the close of business on the 90th day prior to the date of such annual meeting of shareholders and not later than the close of business on the later of the 60th day prior to the date of such annual meeting of shareholders, as originally convened, or the tenth day following the day on which public announcement of the date of such annual meeting of shareholders is first made by the Trust. In no event shall the public announcement of a postponement or adjournment of an annual meeting to a later date or time commence a new time period for the giving of a shareholder’s notice as described above.
(3)Such shareholder’s notice shall set forth:
(i)    as to each person whom the shareholder proposes to nominate for election or reelection as a Trustee (each, a “Proposed Nominee”), all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a Trustee in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Trustee if elected);
(ii)    as to any other business that the shareholder proposes to bring before the meeting, a description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder or any Shareholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the shareholder giving the notice or any Shareholder Associated Person therefrom; and
(iii)    as to the shareholder giving the notice, any Proposed Nominee and any Shareholder Associated Person:
(A)    the class, series and number of all shares of beneficial interest or other securities of the Trust or any affiliate thereof (collectively, the “Trust Securities”), if any, which are owned (beneficially or of record) by such shareholder, Proposed Nominee or Shareholder Associated Person, the date on which each such Trust Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such shares or other securities) in any Trust Securities of any such person;
(B)    the nominee holder for, and number of, any Trust Securities owned beneficially but not of record by such shareholder, Proposed Nominee or Shareholder Associated Person;
(C)    whether and the extent to which such shareholder, Proposed Nominee or Shareholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (I) manage risk or benefit of changes in the price of Trust Securities or (II) increase or decrease the voting power of such shareholder, Proposed Nominee or Shareholder Associated Person in the Trust or any affiliate thereof disproportionately to such person’s economic interest in the Trust Securities; and
(D)    any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Trust), by security holdings or otherwise, of such shareholder, Proposed Nominee or Shareholder Associated Person, in the Trust or any affiliate thereof, other than an interest arising from the ownership of Trust Securities where such shareholder, Proposed Nominee or Shareholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;
(iv)    as to the shareholder giving the notice, any Shareholder Associated Person with an interest or ownership referred to in clauses (ii) or (iii) of this paragraph (3) of this Section 2.13(a) and any Proposed Nominee:
(A)    the name and address of such shareholder, as they appear on the Trust’s share ledger, and the current name and business address, if different, of each such Shareholder Associated Person and any Proposed Nominee; and
(B)    the investment strategy or objective, if any, of such shareholder and each such Shareholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such shareholder and each such Shareholder Associated Person;
(v)    the name and address of any person who contacted or was contacted by the shareholder giving the notice or any Shareholder Associated Person about the Proposed Nominee or other business proposal; and
(vi)    to the extent known by the shareholder giving the notice, the name and address of any other shareholder supporting the Proposed Nominee or the proposal of other business.

(4)Such shareholder’s notice shall, with respect to any Proposed Nominee, be accompanied by a written undertaking executed by the Proposed Nominee (i) that such Proposed Nominee (a) is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the Trust in connection with service or action as a Trustee, including, without limitation, voting on any matter (a “Voting Commitment”) or receiving compensation (a “Compensation Agreement”), that has not been disclosed to the Trust and (b) will serve as a Trustee if elected; and (ii) attaching a completed Proposed Nominee questionnaire (which questionnaire shall be provided by the Trust, upon request by the shareholder providing the notice, and shall include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a Trustee in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act, or would be required pursuant to the rules of any national securities exchange on which any securities of the Trust are listed or over-the-counter market on which any securities of the Trust are traded).
(5)The Trust may also require the shareholder giving the notice and each Proposed Nominee to furnish such other information (A) as may reasonably be required by the Trust to determine the eligibility of such Proposed Nominee to serve as an independent Trustee (as determined under the rules and listing standards of any national securities exchange on which any securities of the Trust are listed), or (B) that could be material to a shareholder’s understanding of the independence or lack of independence of such Proposed Nominee.
(6)Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 2.13 to the contrary, in the event that the number of Trustees to be elected to the Board of Trustees is increased and there is no public announcement by the Trust naming all of the nominees for Trustee or specifying the size of the increased Board of Trustees at least 70 days prior to the first anniversary of the date of the preceding year’s annual meeting of shareholders, a shareholder’s notice required by this Section 2.13(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Trust not later than the close of business on the tenth day following the day on which such public announcement is first made by the Trust.
(7)For purposes of this Section 2.13, “Shareholder Associated Person” of any shareholder means (i) any person acting in concert with such shareholder, (ii) any beneficial owner of shares of beneficial interest of the Trust owned of record or beneficially by such shareholder (other than a shareholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such shareholder or such Shareholder Associated Person.
(b)    Special Meetings of the Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Trust’s notice of meeting.
Nominations of persons for election to the Board of Trustees may be made at a special meeting of shareholders at which Trustees are to be elected only (i) pursuant to the Trust’s notice of meeting, (ii) by or at the direction of the Board of Trustees, (iii) by a shareholder of the Trust that has requested that a special meeting be called for the purpose of electing Trustees in compliance with Section 2.03 of this Article II and that has supplied the information required by Section 2.03 of this Article II about each individual whom the shareholder proposes to nominate for election as a Trustee, or (iv) provided that the special meeting has been called in accordance with Section 2.03 of this Article II for the purpose of electing Trustees, by any shareholder of the Trust who was a shareholder of record at the record date set by the Board of Trustees for the purpose of determining shareholders entitled to vote at the special meeting, at the time of giving of notice by the shareholder as provided for in this Section 2.13(b) and at the time of the special meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of Trustees and who has complied with the notice procedures set forth in this Section 2.13(b). In addition to the foregoing requirements, for nominations or other business to be properly brought before a special meeting by a shareholder, such shareholder’s notice containing the information required by paragraph (a)(3) and (4) of this Section 2.13 must be delivered to the Secretary at the principal executive offices of the Trust not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement of the date of such special meeting is first made by the Trust. In no event shall the public announcement of a postponement or adjournment of a special meeting to a later date or time commence a new time period for the giving of a shareholder’s notice as described above.
(c)    General.
(1)If information submitted pursuant to this Section 2.13 by any shareholder proposing a nominee for election as a Trustee or any proposal for other business at a meeting of shareholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 2.13. Any such shareholder shall notify the Trust of any inaccuracy or change (within two Business Days (as defined below) of becoming aware of such inaccuracy or change) in any such information. Upon written request by the Secretary or the Board of Trustees, any such shareholder shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board of Trustees or any authorized officer of the Trust, to demonstrate the accuracy of any information submitted by the shareholder pursuant to this Section 2.13, and (B) a written update of any information (including, if requested by the Trust, written confirmation by such shareholder that it continues to intend to bring such nomination or other business proposal before the meeting) submitted by the shareholder pursuant to this Section 2.13 as of an earlier date. If a shareholder fails to provide such written verification or written update within such period, the information as to which written verification or written update was requested may be deemed not to have been provided in accordance with this Section 2.13.
(2)Only such persons who are nominated in accordance with the procedures set forth in this Section 2.13 shall be eligible to serve as Trustees and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.13. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.13 and, if any proposed nomination or business is not in compliance with this Section 2.13, to declare that such nomination or proposal shall be disregarded.

(3)For purposes of this Section 2.13, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associate Press or comparable news service or in a document publicly filed by the Trust with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
(4)Notwithstanding the foregoing provisions of this Section 2.13, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.13. Nothing in this Section 2.13 shall be deemed to affect any rights of shareholders to request inclusion of proposals in, nor any of the rights of the Trust to omit a proposal from, the Trust’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act. Nothing in this Section 2.13 shall require disclosure of revocable proxies received by the shareholder or Shareholder Associated Person pursuant to a solicitation of proxies after the filing of an effective Schedule 14A by such shareholder or Shareholder Associated Person under Section 14(a) of the Exchange Act.
(5)For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Maryland are authorized or obligated by law or executive order to close.
Section 2.14. PROXY ACCESS RIGHTS.
(a)    Notwithstanding anything to the contrary in these Bylaws, whenever the Board of Trustees solicits proxies with respect to the election of Trustees at an annual meeting of shareholders, subject to the provisions of this Section 2.14, the Trust shall include in its proxy statement and other applicable filings pursuant to Section 14(a) of the Exchange Act (the “Trust Proxy Materials”), in addition to any individuals nominated for election by or at the direction of the Board of Trustees, the name, together with the Required Information (as defined below), of any individual nominated for election to the Board of Trustees (each such individual being hereinafter referred to as a “Shareholder Nominee”) by a shareholder or group of no more than 20 shareholders that satisfies the requirements of this Section 2.14 (such individual or group, including as the context requires each member thereof, being hereinafter referred to as the

“Eligible Shareholder”). For purposes of this Section 2.14, the “Required Information” that the Trust shall include in the Trust Proxy Materials is (A) the information provided to the Secretary of the Trust concerning the Shareholder Nominee and the Eligible Shareholder that is required to be disclosed in the Trust Proxy Materials by the rules and regulations promulgated under the Exchange Act and (B) if the Eligible Shareholder so elects, a written statement in support of the Shareholder Nominee’s candidacy, not to exceed 500 words, delivered to the Secretary of the Trust at the time the Notice of Proxy Access Nomination (as defined below) required by this Section 2.14 is provided (the “Statement”). Notwithstanding anything to the contrary contained in this Section 2.14, the Trust may omit from the Trust Proxy Materials any information or Statement (or portion thereof) that the Board of Trustees, in its sole discretion, determines is materially false or misleading, omits to state any material fact necessary in order to make such information or Statement, in light of the circumstances under which it was provided or made, not misleading, or would violate any applicable law or regulation.
(b)    To be eligible to require the Trust to include a Shareholder Nominee in the Trust Proxy Materials pursuant to this Section 2.14, an Eligible Shareholder must have Owned (as defined below) at least three percent or more of the common shares of beneficial interest, $0.01 par value per share (the “Common Shares”), of the Trust outstanding from time to time (the “Required Shares”) continuously for at least three years (the “Minimum Holding Period”) as of both (i) the date the Notice of Proxy Access Nomination is delivered to the Secretary of the Trust in accordance with this Section 2.14 and (ii) the close of business on the record date for determining the shareholders entitled to vote at the annual meeting of shareholders, and must continuously Own the Required Shares through the date of such annual meeting (and any postponement or adjournment thereof). For purposes of this Section 2.14, an Eligible Shareholder shall be deemed to “Own” only those outstanding Common Shares as to which the Eligible Shareholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided, that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such Eligible Shareholder or any of its Affiliates (as defined below) in any transaction that has not been settled or closed, including short sales, (B) borrowed by such Eligible Shareholder or any of its Affiliates for any purpose or purchased by such Eligible

Shareholder or any of its Affiliates pursuant to an agreement to resell, (C) that are subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument, agreement, arrangement or understanding entered into by such shareholder or any of its Affiliates, whether any such instrument, agreement, arrangement or understanding is to be settled with shares or with cash based on the notional amount or value of outstanding Common Shares, in any such case which instrument, agreement, arrangement or understanding has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such shareholder’s or its Affiliate’s full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of such shares by such shareholder or its Affiliate or (D) for which the shareholder has transferred the right to vote the shares other than by means of a proxy, power of attorney or other instrument or arrangement that is unconditionally revocable at any time by the shareholder and that expressly directs the proxy holder to vote at the direction of the shareholder. In addition, an Eligible Shareholder shall be deemed to “Own” Common Shares held in the name of a nominee or other intermediary so long as the shareholder retains the full right to instruct how the shares are voted with respect to the election of Trustees and possesses the full economic interest in the Common Shares. An Eligible Shareholder’s Ownership of Common Shares shall be deemed to continue during any period in which the shareholder has loaned such Common Shares, provided, that the Eligible Shareholder has the power to recall such loaned shares on three Business Days’ notice and has in fact recalled such loaned shares as of the time the Notice of Proxy Access Nomination is provided and through the date of the annual meeting of shareholders. For purposes of this Section 2.14, the terms “Owned,” “Owning” and other variations of the word “Own” shall have correlative meanings. Whether outstanding Common Shares are “Owned” for these purposes shall be determined by the Board of Trustees, in its sole discretion. In addition, the term “Affiliate” or “Affiliates” shall have the meaning ascribed thereto under the Exchange Act. For purposes of the first sentence of this Section 2.14(b), common units of LaSalle Hotel Operating Partnership, L.P., a Delaware limited partnership (the “Partnership”), other than those owned by the Trust, the Partnership or any of their directly or indirectly wholly owned subsidiaries and excluding any issued and outstanding long-term incentive plan units of the Partnership, shall be treated as issued and outstanding Common Shares.

(c)    To be eligible to require the Trust to include a Shareholder Nominee in the Trust Proxy Materials pursuant to this Section 2.14, an Eligible Shareholder must provide to the Secretary of the Trust, in proper form and within the times specified below, (i) a written notice expressly electing to have such Shareholder Nominee included in the Trust Proxy Materials pursuant to this Section 2.14 (a “Notice of Proxy Access Nomination”) and (ii) any updates or supplements to such Notice of Proxy Access Nomination. To be timely, the Notice of Proxy Access Nomination must be delivered to the Secretary at the principal executive offices of the Trust not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting of shareholders; provided, however, that in the event that the date of the annual meeting of shareholders is advanced by more than 30 days or delayed by more than 60 days from the first anniversary of the date of the preceding year’s annual meeting, in order for the Notice of Proxy Access Nomination to be timely, such nomination must be so delivered not earlier than the close of business on the 150th day prior to the date of such annual meeting of shareholders and not later than the close of business on the later of the 120th day prior to the date of such annual meeting of shareholders, as originally convened, or the tenth day following the day on which public announcement of the date of such annual meeting of shareholders is first made by the Trust. In no event shall the public announcement of a postponement or adjournment of an annual meeting to a later date or time commence a new time period for the giving of a Notice of Proxy Access Nomination as described above.
(d)    To be in proper form for purposes of this Section 2.14, the Notice of Proxy Access Nomination delivered to the Secretary of the Trust shall include the following information:
(1)    one or more written statements from the record holder of the Required Shares (or from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period and, if applicable, each participant in the Depository Trust Company (“DTC”) or affiliate of a DTC participant through which the Required Shares are or have been held by such intermediary during the Minimum Holding Period if the intermediary is not a DTC participant or affiliate of a DTC participant) verifying that, as of a date within seven Business Days prior to the date the Notice of Proxy Access Nomination is delivered to the Secretary of the Trust, the Eligible Shareholder

Owns, and has Owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Shareholder’s agreement to provide (A) within five Business Days after the record date for the annual meeting of shareholders, written statements from the record holder or intermediaries between the record holder and the Eligible Shareholder verifying the Eligible Shareholder’s continuous Ownership of the Required Shares through the close of business on the record date, together with a written statement by the Eligible Shareholder that such Eligible Shareholder will continue to Own the Required Shares through the date of such annual meeting (and any postponement or adjournment thereof), and (B) the updates and supplements to the Notice of Proxy Access Nomination at the times and in the forms required by this Section 2.14;
(2)    a copy of the Schedule 14N filed or to be filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;
(3)    information that is the same as would be required to be set forth in a shareholder’s notice of nomination pursuant to Section 2.13(a)(3) of this Article II, including the written consent of the Shareholder Nominee to being named in the Trust Proxy Materials as a nominee and to serving as a Trustee if elected;
(4)    the undertaking and questionnaire required by Section 2.13(a)(4) of this Article II;
(5)    a copy of any Compensation Agreement to which the Shareholder Nominee is a party;
(6)    the written agreement of the Shareholder Nominee, upon such Shareholder Nominee’s election, to make such acknowledgments, enter into such agreements and provide such information as the Board of Trustees requires of all Trustees at such time, including, without limitation, agreeing to be bound by the Trust’s Code of Ethics and Business Conduct and other similar policies and procedures;
(7)    a representation that the Eligible Shareholder (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Trust, and that neither the Eligible Shareholder nor any Shareholder Nominee being nominated thereby presently has such intent, (B) has not nominated and will not nominate for election to the Board of Trustees at the annual meeting of shareholders (or any postponement or adjournment thereof) any individual other than the Shareholder Nominee(s) included in the Trust Proxy Materials pursuant to this Section 2.14, (C) has not engaged and will not engage in, and has not been and will not be a “participant” in another person’s “solicitation,” each within the meaning of Rule 14a-1(l) under the Exchange Act, in support of the election of any individual as a Trustee at the annual meeting (or any postponement or adjournment thereof) other than such Shareholder Nominee(s) or a nominee of the Board of Trustees, (D) has complied, and will comply, with all applicable laws and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting, including, without limitation, Rule 14a-9 under the Exchange Act, (E) will not distribute to any shareholder any form of proxy for the annual meeting other than the form distributed by the Trust and (F) has not provided and will not provide facts, statements or information in its communications with the Trust and the shareholders that were not or will not be true, correct and complete in all material respects or which omitted or will omit to state a material fact necessary in order to make such facts, statements or information, in light of the circumstances under which they were or will be provided, not misleading; and
(8)    a written undertaking that the Eligible Shareholder (A) assumes all liability stemming from any legal or regulatory violation arising out of communications with the shareholders by the Eligible Shareholder, its Affiliates and associates or their respective agents or representatives, either before or after providing a Notice of Proxy Access Nomination pursuant to this Section 2.14, or out of the facts, statements or information that the Eligible Shareholder or its Shareholder Nominee(s) provided to the Trust pursuant to this Section 2.14 or otherwise in connection with the inclusion of such Shareholder Nominee(s) in the Trust Proxy Materials pursuant to this Section 2.14, and (B) indemnifies and holds harmless the Trust and each of its Trustees, officers and employees against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Trust or any of its Trustees, officers or employees arising out of such Eligible Shareholder’s nomination of a Shareholder Nominee or the Trust’s inclusion of such Shareholder Nominee in the Trust Proxy Materials pursuant to this Section 2.14.

The Trust may also require each Shareholder Nominee and the Eligible Shareholder to furnish such other information (A) as may reasonably be required by the Trust to determine the eligibility of such Shareholder Nominee to serve as an independent Trustee (as determined under the rules and listing standards of any national securities exchange on which any securities of the Trust are listed), (B) that could be material to a shareholder’s understanding of the independence or lack of independence of such Shareholder Nominee or (C) as may reasonably be required by the Trust to determine whether the Eligible Shareholder meets the criteria for qualification as an Eligible Shareholder.
(e)    To be eligible to require the Trust to include a Shareholder Nominee in the Trust Proxy Materials pursuant to this Section 2.14, an Eligible Shareholder must further update and supplement the Notice of Proxy Access Nomination, if necessary, so that the information provided or required to be provided in such Notice of Proxy Access Information pursuant to this Section 2.14 shall be true, correct and complete as of the record date for the annual meeting of shareholders and as of the date that is ten Business Days prior to such annual meeting (or any postponement or adjournment thereof), and such update and supplement (or a written notice stating that there is no such update or supplement) shall be delivered to the Secretary at the principal executive office of the Trust not later than the close of business on the fifth Business Day after the record date for the meeting (in the case of the update and supplement required to be made as of the record date) and not later than the close of business on the eighth Business Day prior to the date of the meeting, if practicable, or, if not practicable, on the first practicable date prior to the meeting or any postponement or adjournment thereof (in the case of the update and supplement required to be made as of ten Business Days prior to the meeting or any postponement or adjournment thereof).
(f)    In the event that any facts, statements or information provided by the Eligible Shareholder or a Shareholder Nominee to the Trust or the shareholders ceases to be true, correct and complete in all material respects or omits a material fact necessary to make such facts, statements or information, in light of the circumstances under which they were provided, not misleading, the Eligible Shareholder or Shareholder Nominee, as the case may be, shall promptly notify the Secretary of the Trust of any defect in such previously provided facts, statements or information and of the facts, statements or information required to correct any such defect.

(g)    Whenever an Eligible Shareholder consists of a group of more than one shareholder, each provision in this Section 2.14 that requires the Eligible Shareholder to provide any written statements, representations, undertakings, agreements or other instruments or to comply with any other conditions shall be deemed to require each shareholder that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to comply with such other conditions (which, if applicable, shall apply with respect to the portion of the Required Shares Owned by such shareholder). When an Eligible Shareholder is comprised of a group, a violation of any provision of these Bylaws by any member of the group shall constitute a violation by the entire group. No person may be a member of more than one group of persons constituting an Eligible Shareholder with respect to any annual meeting of shareholders. In determining the aggregate number of shareholders in a group, two or more funds that are part of the same family of funds under common management and investment control (a “Qualifying Fund Family”) shall be treated as one shareholder. Not later than the deadline for delivery of the Notice of Proxy Access Nomination pursuant to this Section 2.14, a Qualifying Fund Family whose share Ownership is counted for purposes of determining whether a shareholder or group of shareholders qualifies as an Eligible Shareholder shall provide to the Secretary of the Trust such documentation as is reasonably satisfactory to the Board of Trustees, in its sole discretion, to demonstrate that the funds comprising the Qualifying Fund Family satisfy the definition thereof.
(h)    The maximum number of Shareholder Nominees nominated by all Eligible Shareholders and entitled to be included in the Trust Proxy Materials with respect to an annual meeting of shareholders shall not exceed the greater of (i) two Trustees, or (ii) 20% of the number of Trustees up for election as of the last day on which a Notice of Proxy Access Nomination may be timely delivered pursuant to and in accordance with this Section 2.14 (the “Final Proxy Access Nomination Date”) or, if such percentage is not a whole number, the closest whole number below 20%; provided, that the maximum number of Shareholder Nominees entitled to be included in the Trust Proxy Materials with respect to a forthcoming annual meeting of shareholders shall be reduced by the number of individuals who were elected as Trustees at the immediately preceding or second preceding annual meeting of shareholders after inclusion in the Trust Proxy Materials pursuant to this Section 2.14 and whom the Board of Trustees nominates for re-election at such forthcoming annual meeting of shareholders. In the event that one or more vacancies for any reason occur on the Board of Trustees after the Final Proxy Access Nomination Date but before the election of Trustees at the forthcoming annual meeting of shareholders and the Board of Trustees elects to reduce the size of the Board of Trustees in connection therewith, the maximum number of Shareholder Nominees eligible for inclusion in the Trust Proxy Materials pursuant to this Section 2.14 shall be calculated based on the number of Trustees serving as so reduced. Any individual nominated by an Eligible Shareholder for inclusion in the Trust Proxy Materials pursuant to this Section 2.14 whose nomination is subsequently withdrawn or whom the Board of Trustees decides to nominate for election to the Board of Trustees shall be counted as one of the Shareholder Nominees for purposes of determining when the maximum number of Shareholder Nominees eligible for inclusion in the Trust Proxy Materials pursuant to this Section 2.14 has been reached. Any Eligible Shareholder submitting more than one Shareholder Nominee for inclusion in the Trust Proxy Materials pursuant to this Section 2.14 shall rank such Shareholder Nominees based on the order that the Eligible Shareholder desires such Shareholder Nominees be selected for inclusion in the Trust Proxy Materials in the event that the total number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 2.14 exceeds the maximum number of Shareholder Nominees eligible for inclusion in the Trust Proxy Materials pursuant to this Section 2.14(h). In the event the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 2.14 exceeds the maximum number of nominees eligible for inclusion in the Trust Proxy Materials pursuant to this Section 2.14(h), the highest-ranking Shareholder Nominee from each Eligible Shareholder pursuant to the preceding sentence shall be selected for inclusion in the Trust Proxy Materials until the maximum number is reached, proceeding in order of the number of Common Shares (largest to smallest) disclosed as Owned by each Eligible Shareholder in the Notice of Proxy Access Nomination submitted to the Secretary of the Trust. If the maximum number is not reached after the highest-ranking Shareholder Nominee from each Eligible Shareholder has been selected, this selection process shall continue as many times as necessary, following the same order each time, until the maximum number is reached. The Shareholder Nominees so selected in accordance with this Section 2.14(h) shall be the only Shareholder Nominees entitled to be included in the Trust Proxy Materials and, following such selection, if the Shareholder Nominees so selected are not included in the Trust Proxy Materials or are not submitted for election for any reason (other than the failure of the Trust to comply with this Section 2.14), no other Shareholder Nominees shall be included in the Trust Proxy Materials pursuant to this Section 2.14.
(i)    The Trust shall not be required to include, pursuant to this Section 2.14, a Shareholder Nominee in the Trust Proxy Materials for any annual meeting of shareholders (i) for which meeting the Secretary of the Trust receives a notice that the Eligible Shareholder or any other shareholder has nominated one or more individuals for election to the Board of Trustees pursuant to the advance notice requirements for shareholder nominees for Trustee set forth in Section 2.13 of this Article II, (ii) if the Eligible Shareholder who has nominated such Shareholder Nominee has engaged in or is currently engaged in or has been or is a “participant” in another person’s “solicitation,” each within the meaning of Rule 14a-1(l) under the Exchange Act, in support of the election of any individual as a Trustee at the annual meeting other than its Shareholder Nominee(s) or a nominee of the Board of Trustees, (iii) if such Shareholder Nominee would not qualify as independent (as determined under the rules and listing standards of any national securities exchange on which any securities of the Trust are listed), (iv) if such Shareholder Nominee is or becomes a party to any Voting Commitment, (v) if the election of such Shareholder Nominee as a Trustee would cause the Trust to fail to comply with these Bylaws, the Declaration of Trust, the rules and listing standards of any national securities exchange on which any securities of the Trust are listed or over-the-counter market on which any securities of the Trust are traded, or any applicable state or federal law, rule or regulation, (vi) if such Shareholder Nominee is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (vii) if such Shareholder Nominee is a defendant in or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted or has pleaded nolo contendere in such a criminal proceeding within the past ten years, (viii) if such Shareholder Nominee is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (ix) if the Eligible Shareholder who has nominated such Shareholder Nominee or such Shareholder Nominee provides any facts, statements or information to the Trust or the shareholders required or requested pursuant to this Section 2.14 that is not true, correct and complete in all material respects or that omits a material fact necessary to make such facts, statements or information, in light of the circumstances in which they were provided, not misleading, or that otherwise contravenes any of the agreements, representations or undertakings made by such Eligible Shareholder or Shareholder Nominee pursuant to this Section 2.14 or (x) if the Eligible Shareholder who has nominated such Shareholder Nominee or such Shareholder Nominee fails to comply with any of its obligations pursuant to this Section 2.14, in each instance as determined by the Board of Trustees, in its sole discretion.
(j)     Notwithstanding anything to the contrary set forth herein, the Board of Trustees or the chairman of the meeting shall declare a nomination by an Eligible Shareholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Trust, if (i) the Shareholder Nominee(s) and/or the applicable Eligible Shareholder shall have failed to comply with its or their obligations under this Section 2.14, as determined by the Board of Trustees or the chairman of the meeting, or (ii) the Eligible Shareholder, or a qualified representative thereof, does not appear at the annual meeting of shareholders to present the nomination of the Shareholder Nominee(s) included in the Trust Proxy Materials pursuant to this Section 2.14. For purposes of this Section 2.14(j), to be considered a qualified representative of a shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as its proxy at the annual meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction thereof, at such annual meeting.
(k)     Any Shareholder Nominee who is included in the Trust Proxy Materials for an annual meeting of shareholders but withdraws from or becomes ineligible or unavailable for election to the Board of Trustees at such annual meeting shall be ineligible for inclusion in the Trust Proxy Materials as a Shareholder Nominee pursuant to this Section 2.14 for the next annual meeting of shareholders. For the avoidance of doubt, this Section 2.14(k) shall not prevent any shareholder from nominating any individual to the Board of Trustees pursuant to and in accordance with Section 2.13 of this Article II.
(l)     This Section 2.14 provides the exclusive method for a shareholder to require the Trust to include nominee(s) for election to the Board of Trustees in the Trust Proxy Materials.

Section 2.15. INFORMAL ACTION BY SHAREHOLDERS. Subject to the rights of the holders of any series of Preferred Shares to elect additional Trustees under specified circumstances and notwithstanding the provisions of Section 2.13 of this Article II, any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by all shareholders entitled to vote on such matters; provided, that all shareholders entitled to notice of any such meeting but not entitled to vote on such matter shall have made a written waiver of any right to dissent to such action taken without a meeting.
Section 2.16. VOTING BY BALLOT. Voting on any question or in any election at a meeting of shareholders may be viva voce unless the presiding officer shall order or any shareholder present at such meeting in person or by proxy shall demand that voting be by ballot.
ARTICLE III.
TRUSTEES
Section 3.01. GENERAL POWERS; QUALIFICATIONS; TRUSTEES HOLDING OVER. The business and affairs of the Trust shall be managed under the direction of its Board of Trustees. A Trustee shall be an individual at least 21 years of age who is not under legal disability. In case of failure to elect Trustees at an annual meeting of the shareholders, the Trustees holding over shall continue to direct the management of the business and affairs of the Trust until their successors are elected and qualify.
Section 3.02. NUMBER. At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Trustees may establish, increase or decrease the number of Trustees, subject to any limitations on the number of Trustees set forth in the Declaration of Trust.
Section 3.03. ANNUAL AND REGULAR MEETINGS. An annual meeting of the Trustees shall be held immediately after and at the same place as the annual meeting of shareholders, no notice other than this Bylaw being necessary. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Trustees. The Trustees may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Trustees without other notice than such resolution.
Section 3.04. SPECIAL MEETINGS. Special meetings of the Trustees may be called by or at the request of the Chairman of the Board, the Chief Executive Officer or the President or by a majority of the Trustees then in office. The person or persons authorized to call special meetings of the Trustees may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Trustees called by them.
Section 3.05. NOTICE. Notice of any special meeting shall be given by written notice delivered personally, or by telegraph, telephone, electronic mail, facsimile or mailed to each Trustee at his business or residence address. Personally delivered or telegraphed notices shall be given at least two days prior to the meeting. Notice by mail shall be given at least five days prior to the meeting. Notice by telephone, electronic mail or facsimile shall be given at least 24 hours prior to the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. If given by telegram, such notice shall be deemed to be given when the telegram is delivered to the telegraph company. Telephone notice shall be deemed given when the Trustee is personally given such notice in a telephone call to which he is a party. If given by electronic mail, such notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Trust by the Trustee. Facsimile-transmission notice shall be deemed given upon completion of the transmission of the message to the number given to the Trust by the Trustee and receipt of a completed answer-back indicating receipt. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Trustees need be stated in the notice, unless specifically required by statute or these Bylaws.
Section 3.06. QUORUM. A majority of the Trustees shall constitute a quorum for convening any meeting of the Trustees, provided, that, if less than a majority of such Trustees are present at said meeting, a majority of the Trustees present may adjourn the meeting from time to time without further notice, and provided further, that if, pursuant to the Declaration of Trust or these Bylaws, the vote of a majority of a particular group of Trustees is required for action, a quorum must also include a majority of such group.

The Trustees present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough Trustees to leave less than a quorum.
Section 3.07. VOTING. The action of the majority of the Trustees present at a meeting at which a quorum is present when such meeting is convened shall be the action of the Trustees, unless the concurrence of a greater proportion is required for such action by applicable statute, the Declaration of Trust or these Bylaws.
Section 3.08. TELEPHONE MEETINGS. Trustees may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.
Section 3.09. INFORMAL ACTION BY TRUSTEES. Any action required or permitted to be taken at any meeting of the Trustees may be taken without a meeting, if a consent to such action is given in writing or by electronic transmission by each Trustee, and such consent is filed in paper or electronic form with the minutes of proceedings of the Trustees.
Section 3.10. VACANCIES. If for any reason any or all of the Trustees cease to be Trustees, such event shall not terminate the Trust or affect these Bylaws or the powers of the remaining Trustees hereunder (even if fewer than two Trustees remain). Any vacancy (including a vacancy created by an increase in the number of Trustees) shall be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the Trustees. Any individual so elected as Trustee shall hold office until the next annual meeting of shareholders and until his successor is elected and qualifies.
Section 3.11. CHAIRMAN AND VICE CHAIRMAN OF THE BOARD. The Trustees may from time to time appoint a Chairman of the Board and a Vice Chairman of the Board. The Chairman of the Board shall preside over the meetings of the Trustees and of the shareholders at which he shall be present and shall in general oversee all the business and affairs of the Trust. In the absence of the Chairman of the Board, the Vice Chairman of the Board shall preside at such meetings at which he shall be present. The Chairman and the Vice Chairman of the Board may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Trustees or by these Bylaws to an officer or some other agent of the Trust or shall be required by law to be otherwise executed. The Chairman of the Board and the Vice Chairman of the Board shall perform such other duties as may be assigned to him or her or them by the Trustees.
Section 3.12. COMPENSATION. Trustees shall not receive any stated salary for their services as Trustees but, by resolution of the Trustees, may receive fixed sums per year or per meeting or per visit to real property owned or to be acquired by the Trust and for any service or activity they perform or engage in as Trustees. Such fixed sums may be paid either in cash or in shares of the Trust. Trustees may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Trustees or of any committee thereof; and for their expenses, if any, in connection with each property visit and any other service or activity performed or engaged in as Trustees; but nothing herein contained shall be construed to preclude any Trustees from serving the Trust in any other capacity and receiving compensation therefor.
Section 3.13. REMOVAL OF TRUSTEES. The shareholders may at any time, remove any Trustee in the manner provided in the Declaration of Trust. Subject to the rights of the holders of any series of Preferred Shares to elect additional Trustees resulting from the removal of one or more Trustees or under other specified circumstances, the shareholders may elect a successor to fill a vacancy on the Board of Trustees which results from the removal of a Trustee.
Section 3.14. LOSS OF DEPOSITS. No Trustee shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or shares have been deposited.
Section 3.15. SURETY BONDS. Unless required by law, no Trustee shall be obligated to give any bond or surety or other security for the performance of any of his duties.

Section 3.16. RELIANCE. Each Trustee, officer, employee and agent of the Trust shall, in the performance of his duties with respect to the Trust, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel or upon reports made to the Trust by any of its officers or employees or by the adviser, accountants, appraisers or other experts or consultants selected by the Trustees or officers of the Trust, regardless of whether such counsel or expert may also be a Trustee.
Section 3.17. INTERESTED TRUSTEE TRANSACTIONS. Section 2-419 of the Maryland General Corporation Law (the “MGCL”) shall be available for and apply to any contract or other transaction between the Trust and any of its Trustees or between the Trust and any other trust, corporation, firm or other entity in which any of its Trustees is a trustee or director or has a material financial interest.
Section 3.18. CERTAIN RIGHTS OF TRUSTEES, OFFICERS, EMPLOYEES AND AGENTS. The Trustees shall have no responsibility to devote their full time to the affairs of the Trust. Any Trustee or officer, employee or agent of the Trust, in his or her personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar or in addition to those of or relating to the Trust, except as set forth in a written agreement between the Trust and such Trustee or officer, employee or agent of the Trust; provided, that such Trustee or officer, employee or agent complies with the applicable terms of the then existing conflicts of interest policy of the Trust.
ARTICLE IV.
COMMITTEES
Section 4.01. NUMBER, TENURE AND QUALIFICATION. The Trustees may appoint from among its members an Executive Committee, an Audit Committee and a Compensation Committee, each composed of at least two Trustees, and other committees, each composed of one or more Trustees, to serve at the pleasure of the Trustees; provided, that the membership of the Compensation Committee shall consist of a majority of Independent Trustees and the membership of the Audit Committee shall consist only of Independent Trustees so long as they continue in office.

An individual shall be deemed to be an “Independent Trustee” hereunder if such individual is not an affiliate of the Trust and is not an employee of the Trust.
Section 4.02. POWERS. The Trustees may delegate to committees appointed under Section 4.01 of this Article IV any of the powers of the Trustees, except as prohibited by law.
Section 4.03. MEETINGS. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Trustees. One-third, but not less than two (except for one-member committees), of the members of any committee shall be present in person at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority present shall be the act of such committee. The Board of Trustees may designate a chairman of any committee, and such chairman or any two members of any committee (except for one-member committees) may fix the time and place of its meetings unless the Board shall otherwise provide. In the absence or disqualification of any member of any such committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another Trustee to act at the meeting in the place of such absent or disqualified members.
Each committee shall keep minutes of its proceedings and shall report the same to the Board of Trustees at the next succeeding meeting, and any action by the committee shall be subject to revision and alteration by the Board of Trustees, provided, that no rights of third persons shall be affected by any such revision or alteration.
Section 4.04. TELEPHONE MEETINGS. Members of a committee of the Trustees may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.
Section 4.05. INFORMAL ACTION BY COMMITTEES. Any action required or permitted to be taken at any meeting of a committee of the Trustees may be taken without a meeting, if a consent to such action is given in writing or by electronic transmission by each member of the committee and such consent is filed in paper or electronic form with the minutes of proceedings of such committee.
Section 4.06. VACANCIES. Subject to the provisions hereof, the Board of Trustees shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee.
Section 4.07. EMERGENCY. In the event of a state of disaster of sufficient severity to prevent the conduct and management of the affairs and business of the Trust by its Trustees and officers as contemplated by the Declaration of Trust and these Bylaws, any two or more available members of the then incumbent Executive Committee shall constitute a quorum of that Committee for the full conduct and management of the affairs and business of the Trust in accordance with the provisions of this Article IV. In the event of the unavailability, at such time, of a minimum of two members of the then incumbent Executive Committee, the available Trustees shall elect an Executive Committee composed of any two members of the Board of Trustees, whether or not they be officers of the Trust, which two members shall constitute the Executive Committee for the full conduct and management of the affairs of the Trust in accordance with the foregoing provisions of this Section 4.07. This Section 4.07 shall be subject to implementation by resolution of the Board of Trustees passed from time to time for that purpose, and any provisions of these Bylaws (other than this Section 4.07) and any resolutions which are contrary to the provisions of this Section 4.07 or to the provisions of any such implementing resolutions shall be suspended until it shall be determined by any interim Executive Committee acting under this Section 4.07 that it shall be to the advantage of the Trust to resume the conduct and management of its affairs and business under all the other provisions of these Bylaws.
ARTICLE V.
OFFICERS
Section 5.01. GENERAL PROVISIONS. The officers of the Trust shall include a President, a Secretary and a Treasurer and may include a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, a Chief

Legal Counsel, one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers. In addition, the Trustees may from time to time appoint such other officers with such powers and duties as they shall deem necessary or desirable. The officers of the Trust shall be elected annually by the Board of Trustees, except that the President or Chief Executive Officer may from time to time appoint one or more Vice Presidents, one or more Assistant Secretaries, or one or more Assistant Treasurers. Each officer shall hold office until his successor is elected and qualifies or until his death, resignation or removal in the manner hereinafter provided. Any two or more offices except President and Vice President may be held by the same person. In their discretion, the Trustees may leave unfilled any office except that of President and Secretary. Election of an officer or agent shall not of itself create contract rights between the Trust and such officer or agent.
Section 5.02. REMOVAL AND RESIGNATION. Any officer or agent of the Trust may be removed at any time by the Trustees if in their judgment the best interests of the Trust would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.
Any officer of the Trust may resign at any time by giving written notice of his resignation to the Trustees, the Chairman of the Board, the President or the Secretary. Any resignation shall take effect at any time subsequent to the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Trust.
Section 5.03. VACANCIES. A vacancy in any office may be filled by the Trustee for the balance of the term.
Section 5.04. CHIEF EXECUTIVE OFFICER. The Trustees may designate a Chief Executive Officer from among the elected officers. The Chief Executive Officer shall have responsibility for implementation of the policies of the Trust, as determined by the Trustees, and for the administration of the business affairs of the Trust. The Chief Executive Officer may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Trustees or by these Bylaws to some other officer or agent of the

Trust or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Trustees from time to time.
Section 5.05. PRESIDENT. In the absence of a designation of a Chief Executive Officer by the Trustees, the President shall be the Chief Executive Officer and shall be ex officio a member of all committees that may, from time to time, be constituted by the Trustees. The President may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Trustees or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Chief Executive Officer or the Trustees from time to time.
Section 5.06. CHIEF OPERATING OFFICER. The Trustees may designate a Chief Operating Officer from among the elected officers. Said officer will have the responsibilities and duties as set forth by the Chief Executive Officer, the President or the Trustees.
Section 5.07. VICE PRESIDENTS. In the absence of the President or in the event of a vacancy in such office, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President; and shall perform such other duties as from time to time may be assigned to him or her by the Chief Executive Officer, the President or the Trustees. The Trustees may designate one or more Vice Presidents as Executive Vice President, Senior Vice President or as Vice President for particular areas of responsibility.
Section 5.08. TREASURER. The Treasurer shall have the custody of the funds and securities of the Trust and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust and shall deposit all moneys and other valuable effects in the name and to the credit of the Trust in such depositories as may be designated by the Trustees.

The Treasurer shall disburse the funds of the Trust as may be ordered by the Trustees, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, the President and the Trustees, at the regular meetings of the Trustees or whenever they may require it, an account of all his or her transactions as Treasurer and of the financial condition of the Trust.
If required by the Trustees, the Treasurer shall give the Trust a bond in such sum and with such surety or sureties as shall be satisfactory to the Trustees for the faithful performance of the duties of his or her office and for the restoration of the Trust, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, moneys and other property of whatever kind in his or her possession or under his or her control belonging to the Trust.
Section 5.09. CHIEF FINANCIAL OFFICER. The Trustees may designate a Chief Financial Officer from among the elected officers. Said officer will have the responsibilities and duties as set forth by the Chief Executive Officer, the President or the Trustees.
Section 5.10. CHIEF LEGAL COUNSEL. The Trustees may designate a Chief Legal Counsel from among the elected officers. Said officer will have the responsibilities and duties as set forth by the Chief Executive Officer, the President or the Trustees.
Section 5.11. SECRETARY. The Secretary shall (a) keep the minutes of the proceedings of the shareholders, the Trustees and committees of the Trustees in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the Trust records and of the seal of the Trust; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) have general charge of the share transfer books of the Trust; and (f) in general perform such other duties as from time to time may be assigned to him by the Chief Executive Officer, the President or the Trustees.

Section 5.12. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or Treasurer, respectively, or by the Chief Executive Officer, the President or the Trustees. The Assistant Treasurers shall, if required by the Trustees, give bonds for the faithful performance of their duties in such sums and with such surety or sureties as shall be satisfactory to the Trustees.
Section 5.13. SALARIES. The salaries and other compensation of the officers shall be fixed from time to time by the Trustees and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he or she is also a Trustee.
ARTICLE VI.
CONTRACTS, LOANS, CHECKS AND DEPOSITS
Section 6.01. CONTRACTS. The Trustees may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Trust and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document executed by one or more of the Trustees or by an authorized person shall be valid and binding upon the Trustees and upon the Trust when authorized or ratified by action of the Trustees.
Section 6.02. CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Trust shall be signed by such officer or agent of the Trust in such manner as shall from time to time be determined by the Trustees.
Section 6.03. DEPOSITS. All funds of the Trust not otherwise employed shall be deposited from time to time to the credit of the Trust in such banks, trust companies or other depositories as the Trustees may designate.

ARTICLE VII.
SHARES
Section 7.01. CERTIFICATES. Except as otherwise provided in these Bylaws, this Article VII shall not be interpreted to limit the authority of the Board of Trustees to issue some or all of the shares of any or all of the Trust’s classes or series without certificates. Each shareholder, upon written request to the Secretary of the Trust, shall be entitled to a certificate or certificates which shall represent and certify the number of shares of each class of beneficial interest held by him, her or it in the Trust. Each certificate shall be signed by the Chief Executive Officer, the President or a Vice President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the seal, if any, of the Trust. The signatures may be either manual or facsimile.
Certificates shall be consecutively numbered; and if the Trust shall, from time to time, issue several classes of shares, each class may have its own number series. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. Each certificate representing shares which are restricted as to their transferability or voting powers, which are preferred or limited as to their dividends or as to their allocable portion of the assets upon liquidation or which are redeemable at the option of the Trust, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. In lieu of such statement or summary, the Trust may set forth upon the face or back of the certificate a statement that the Trust will furnish to any shareholder, upon request and without charge, a full statement of such information.
Section 7.02. TRANSFERS. Certificates shall be treated as negotiable and title thereto and to the shares they represent shall be transferred by delivery thereof to the same extent as those of a Maryland stock corporation.
Upon surrender to the Trust or the transfer agent of the Trust of a share certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Trust shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

The Trust shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.
Notwithstanding the foregoing, transfers of shares of beneficial interest of the Trust will be subject in all respects to the Declaration of Trust and all of the terms and conditions contained therein.
Section 7.03. REPLACEMENT CERTIFICATE. Any officer designated by the Trustees may direct a new certificate to be issued in place of any certificate previously issued by the Trust alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, an officer designated by the Trustees may, in his discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or the owner’s legal representative to advertise the same in such manner as he shall require or to give bond, with sufficient surety, to the Trust to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.
Section 7.04. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. The Trustees may set, in advance, a record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or determining shareholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of shareholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of shareholders not less than ten days, before the date on which the meeting or particular action requiring such determination of shareholders of record is to be held or taken.
In lieu of fixing a record date, the Trustees may provide that the share transfer books shall be closed for a stated period but not longer than 20 days. If the share transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days before the date of such meeting.
If no record date is fixed and the share transfer books are not closed for the determination of shareholders, (a) the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of shareholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the Trustees, declaring the dividend or allotment of rights, is adopted.
When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except when (i) the determination has been made through the closing of the transfer books and the stated period of closing has expired or (ii) the meeting is adjourned to a date more than 120 days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.
Section 7.05. SHARE LEDGER. The Trust shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each shareholder and the number of shares of each class held by such shareholder.
Section 7.06. FRACTIONAL SHARES; ISSUANCE OF UNITS. The Trustees may issue fractional shares or provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the Declaration of Trust or these Bylaws, the Trustees may issue units consisting of different securities of the Trust. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Trust, except that the Trustees may provide that for a specified period securities of the Trust issued in such unit may be transferred on the books of the Trust only in such unit.

ARTICLE VIII.
FISCAL YEAR
The Trustees shall have the power, from time to time, to fix the fiscal year of the Trust by a duly adopted resolution.
ARTICLE IX.
DISTRIBUTIONS
Section 9.01. AUTHORIZATION. Dividends and other distributions upon the shares of beneficial interest of the Trust may be authorized and declared by the Trustees, subject to the provisions of law and the Declaration of Trust. Dividends and other distributions may be paid in cash, property or shares of the Trust, subject to the provisions of law and the Declaration of Trust.
Section 9.02. CONTINGENCIES. Before payment of any dividends or other distributions, there may be set aside out of any funds of the Trust available for dividends or other distributions such sum or sums as the Trustees may from time to time, in their absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Trust or for such other purpose as the Trustees shall determine to be in the best interest of the Trust, and the Trustees may modify or abolish any such reserve in the manner in which it was created.
ARTICLE X.
PROHIBITED INVESTMENTS AND ACTIVITIES; INVESTMENT POLICIES
Notwithstanding anything to the contrary in the Declaration of Trust, the Trust shall not enter into any transaction referred to in (i), (ii) or (iii) below which it does not believe is in the best interests of the Trust, and will not, without the approval of a majority of the disinterested Trustees (other than in connection with the initial public offering of shares by the Trust or pursuant to agreements entered into in connection with such offering), (i) acquire from or sell to any Trustee, officer or employee of the Trust, any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in which a Trustee, officer or employee of the Trust owns more than a one percent interest or any affiliate of any of the foregoing, any of the assets or other property of the Trust, (ii) make any loan to or borrow from any of the foregoing persons or (iii) engage in any other transaction with any of the foregoing persons. Each such transaction will be in all respects on such terms as are, at the time of the transaction and under the circumstances then prevailing, fair and reasonable to the Trust.
Subject to the foregoing and the provisions of the Declaration of Trust, the Board of Trustees may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Trust as it shall deem appropriate in its sole discretion.
ARTICLE XI.
SEAL
Section 11.01. SEAL. The Trustees may authorize the adoption of a seal by the Trust. The seal shall have inscribed thereon the name of the Trust and the year of its formation. The Trustees may authorize one or more duplicate seals and provide for the custody thereof.
Section 11.02. AFFIXING SEAL. Whenever the Trust is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Trust.
ARTICLE XII.
INDEMNIFICATION AND ADVANCE OF EXPENSES
To the maximum extent permitted by Maryland law in effect from time to time, the Trust shall indemnify (a) any Trustee, officer or shareholder or any former Trustee, officer or shareholder (including among the foregoing, for all purposes of this Article XII and without limitation, any individual who, while a Trustee, officer or shareholder and at the express request of the Trust, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, shareholder, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of service in such capacity, against reasonable expenses incurred by him in connection with the proceeding,(b) any Trustee or officer or any former Trustee or officer against any claim or liability to which he may become subject by reason of such status unless it is established that (i) his act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) he actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful and (c) each shareholder or former shareholder against any claim or liability to which he may become subject by reason of such status. In addition, the Trust shall, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a Trustee, officer or shareholder or former Trustee, officer or shareholder made a party to a proceeding by reason of such status, provided, that, in the case of a Trustee or officer, the Trust shall have received (i) a written affirmation by the Trustee or officer of his good faith belief that he has met the applicable standard of conduct necessary for indemnification by the Trust as authorized by these Bylaws and (ii) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the Trust if it shall ultimately be determined that the applicable standard of conduct was not met. The Trust may, with the approval of its Trustees, provide such indemnification or payment or reimbursement of expenses to any Trustee, officer or shareholder or any former Trustee, officer or shareholder who served a predecessor of the Trust and to any employee or agent of the Trust or a predecessor of the Trust. Neither the amendment nor appeal of this Article, nor the adoption or amendment of any other provision of the Declaration of Trust or these Bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of this Article with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.
Any indemnification or payment or reimbursement of the expenses permitted by these Bylaws shall be furnished in accordance with the procedures provided for indemnification or payment or reimbursement of expenses, as the case may be, under Section 2-418 of the MGCL for directors of Maryland corporations. The Trust may provide to Trustees, officers and shareholders such other and further indemnification or payment or reimbursement of expenses, as the case may be, to the fullest extent permitted by the MGCL, as in effect from time to time, for directors of Maryland corporations.
ARTICLE XIII.
WAIVER OF NOTICE
Whenever any notice of a meeting is required to be given pursuant to the Declaration of Trust or these Bylaws or pursuant to applicable law, a waiver thereof in writing or by electronic transmission, given by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
ARTICLE XIV.
AMENDMENT OF BYLAWS
The Trustees shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.
ARTICLE XV.
EXCLUSIVE FORUM FOR CERTAIN LITIGATION
Unless the Trust consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Trust, (b) any action asserting a claim of breach of any duty owed by any present or former trustee or officer or other employee of the Trust to the Trust or the Trust’s shareholders, (c) any action asserting a claim against the Trust or any present or former trustee or officer or other employee of the Trust arising pursuant to any provisions of the Maryland REIT Law, the MGCL, as applicable, the Declaration of Trust or these Bylaws (in each case, as the same may be amended from time to time), or (d) any action asserting a claim against the Trust or any present or former trustee or officer or other employee of the Trust governed by the internal affairs doctrine.
ARTICLE XVI.
MISCELLANEOUS
All references to the Declaration of Trust shall include any amendments thereto. In these Bylaws, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders.
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